UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2005, the Compensation Committee of the Board of Directors of America Online Latin America, Inc. approved the granting of bonuses with respect to the 2004 fiscal year. Such amounts were previously approved by the Special Committee of the Board of Directors.

Annual Bonus Earned in 2004. The Compensation Committee approved annual cash bonus awards earned during 2004 by the executive officers. The bonus awards were earned based upon the achievement of performance goals established in 2004, which were reviewed and approved by the Compensation Committee.

The amounts of the bonus awards for the named executive officers are as follows:

Charles Herington, CEO and President — $498,177;

Osvaldo Banos, Executive Vice President and CFO — $171,785;

Eduardo Escalante Castillo--President and General Manager, AOL Mexico -- $143,856;

Milton Camargo, President and General Manager, AOL Brasil — $94,320; and

David Bruscino, Vice President, General Counsel and Secretary — $82,265.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

March 8, 2005	By:	Osvaldo Banos

Name: Osvaldo Banos
Title: EVP and CFO